Strategic Actions Frequently Asked Questions November 11, 2024

Forward Looking Statements 2 This presentation contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward- looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our ability to attract and retain insurance business that our subsidiaries write, our competitive position, and our financial condition; the outcome of our exploration of strategic alternatives, and the market reaction thereto; the failure to close the common equity and adverse development reinsurance transaction with Enstar Group Limited announced on November 11, 2024; the amount of the final post-closing adjustment to the purchase price received in connection with the sale of our casualty reinsurance business and the outcome of litigation relating to such transactions; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; changes in U.S. tax laws including associated regulations and the interpretation of certain provisions applicable to insurance / reinsurance businesses with U.S., and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the amount of the final post-closing adjustment to the purchase price received in connection with the sale of our casualty reinsurance business; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward- looking statements speak only as of the date of this presentation and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Frequently Asked Questions 3 • The current positioning of James River Group Holdings, Ltd. (“James River” or the “Company”) in the E&S sector provides a robust opportunity to generate mid double-digit returns on capital while continuing to add profitable scale during attractive market conditions. • Sophisticated investors have expressed their support for the Company’s balance sheet and franchise going forward. The show of support from two of the sector’s more sophisticated investors taking an equity position – one being one of the industry’s leading experts on risk and reserve management – provides strong validation of the Company’s current positioning and path ahead. • David Ni, Chief Strategy Officer of Enstar Group, commented, “In conjunction with these transactions, Enstar has had the opportunity to become well-versed with the Company’s business and we are pleased to make a $12.5 million common equity investment, underscoring our support of James River and its E&S franchise.” • Matthew Botein, Co-Founder and Managing Partner of Gallatin Point Capital, commented, “I have seen the team at James River make deep and meaningful improvements to the Company over the last several years. These transactions are the culmination of those efforts and Gallatin Point is very supportive of James River as it enters a new phase, where it is poised to capitalize on the market opportunity for its flagship E&S operation.” Why is the Company embarking upon these transactions? 1

Frequently Asked Questions 4 • James River is commencing a multi-pronged strategic partnership with Enstar Group Limited ("Enstar"), a leader in P&C industry risk and liability management. As a result, Enstar, through its subsidiary, Cavello Bay Reinsurance Limited, (“Cavello Bay”) has: – Agreed to purchase $12.5 million of newly issued common shares at a per share price of $6.40 (subject to certain closing conditions), in addition to 637,640 common shares Enstar already owns through purchases in the open market; – Executed an adverse development cover (“ADC”) agreement with two James River subsidiaries for a limit of $75 million sitting directly above the existing E&S ADC through State National Insurance Company(1). – Enstar will also have an ongoing informal consulting relationship and best practices dialogue with the Company’s claims leadership across a myriad of industry topics. • Additionally, the Company also amended the terms of the Gallatin Point convertible preferred shares, enabling the conversion of $37.5 million liquidation preference of the outstanding Series A Convertible Preferred Shares to common shares at a per share price of $6.40. – Through these actions, alongside the reduction to the Company's quarterly common dividend, the Company will meaningfully reduce its fixed charges given the opportunity it has to put capital to work at attractive returns, in its E&S segment especially. – The quarterly preferred dividend on the remaining $112.5 million liquidation preference will remain at 7% for five years subsequent to September 30, 2024 and be capped at 8% thereafter. In addition, the voluntary and mandatory conversion prices of the remaining $112.5 million of outstanding preferred shares were amended to increase the conversion premiums to 130% and 200% of the new conversion price of $6.40 per share, respectively. – The Company intends to pursue a plan to redomicile to the United States during 2025 and expects to reduce its effective tax rate closer to the US statutory rate thereafter. • With these announcements, in addition to those announced in July 2024 and the completion of the sale of JRG Reinsurance Company Ltd. earlier this year, the Board of Directors has concluded the strategic review process announced in November of 2023. While the strategic review process has been completed, in the ordinary course of business the Company expects to consider beneficial opportunities. What does today’s announcement mean? 2 1) The Enstar transactions are subject to closing conditions, including receipt by Cavello Bay of regulatory approval of the adverse development cover.

Frequently Asked Questions 5 What retrocessional reinsurance has the Company purchased? • Subsidiaries of James River have signed an ADC reinsurance agreement for E&S segment casualty reserves inclusive of accident years 2010 – 2023. – This agreement excludes exposure to the Company’s former large commercial auto insured (with the vast majority of that exposure already subject to a previously executed loss portfolio transfer). • Under the terms of the agreement, James River is purchasing $75 MM of ADC limit (without a co-participation) for a net premium of $52.8 MM (pre-tax) from Cavello Bay. The reinsurance agreement was executed on November 11, 2024 and is expected to close shortly subject to regulatory approval(1). There are no sublimits in the coverage provided. • The subject business is E&S segment business written by the two operating companies exclusively supporting the segment, James River Insurance Company and James River Casualty Company. Cavello Bay (S&P rated “A” with stable outlook) is the counterparty reinsurer. James River will retain all claims handling responsibilities on this portfolio. – As of October 1, 2024, James River will have $150 MM of adverse development cover remaining supporting accident years 2010-2023 inclusive across the majority of its reserves. 4 • The Company is well positioned to move forward from a position of strength and generate attractive returns on capital. • Its flagship E&S business, which produced over $1.0 BN of gross premiums written in 2023, continues to have a very robust following within the wholesale distribution community and has benefitted from both double-digit growth in new and renewal submissions and continued high single digit or better growth in renewal rates. • Over the last four years, the Company has strengthened its management team, board of directors and operational governance, demonstrating a stronger focus on risk management and performance monitoring while continuing to take advantage of a robust environment for its franchise E&S business. • The show of support from two of the sectors more sophisticated investors taking an equity position – one being one of the industry’s leading experts on risk and reserve management - provides strong validation of the Company’s current positioning and path ahead. How is the Company positioned to move forward? 3 1) The Enstar transactions are subject to closing conditions, including receipt by Cavello Bay of regulatory approval of the adverse development cover.

Frequently Asked Questions 6 • The transactions provide several benefits to the Company, including: 1. Meaningful reserve and balance sheet protection; 2. A higher level of certainty for our stakeholders; and 3. Capital to support the profitable growth of James River’s E&S segment. Why did James River enter into these transactions? What is the cost of the transaction and financial impact on James River? When will the cost appear on the Company’s financial statements? Regarding the ADC: • When the ADC closes, James River will recognize a $52.8 MM reduction in pre-tax income for the premium paid in connection with the agreement. • Once the transaction is recognized, should the Company experience adverse development on the subject business, it would be subject to the reinsurance agreement. Regarding the Capital Raise: • Additional common equity will be added to the Company’s Balance Sheet via the Gallatin Point transaction at close. There will be a commensurate reduction in the Gallatin Point Series A Convertible Preferred shares outstanding on the balance sheet. • The Company’s fixed charge commitments will be reduced by the portion of the Gallatin Point security converting to common equity as well as by the reduction in the Company’s common dividend from $0.05/ share quarterly to $0.01/ share quarterly. • Additional common equity of $12.5 MM will be added to the Company’s balance sheet via the Enstar transaction upon closing of the equity investment and ADC. 5 6

E&S Legacy Reinsurance Agreements

Selected Terms

Cavello Bay Reinsurance ADC

- This transaction provides an additional $75 MM in adverse development cover on top of the ADC / LPT through State National.
- The counterparty is Cavello Bay Reinsurance Limited (S&P rated “A” with stable outlook).
- Effective date as of January 1, 2024.
- Executed agreement on November 11, 2024 and expected to close shortly.

State National Insurance Company ADC / LPT

- The transaction covers the majority of James River’s E&S segment net reserves and all casualty reserves for James River’s E&S segment for Accident Years 2010 - 2023.
  - No sublimits in the coverage provided.
  - Excludes exposure to the Company’s former large commercial auto insured, with the vast majority of that exposure already subject to a previously executed loss portfolio transfer.
- Executed and closed July 2, 2024.
- The counterparty is State National Insurance Company, Inc. (AM Best FSR “A” and ICR “a+”).
- Effective date of January 1, 2024.
- Profit commission of 85% of 50% of favorable development below 104.5% of carried reserves, which profit commission shall not exceed $87.0 MM in total.

Covers All E&S Casualty Reserves as Except Those Related to the Uber/Raiser LPT

- As of October 1, 2024 James River has $150M of gross coverage remaining under the tower inclusive of accident years 2010 through 2023.
- These transactions bring significant protection to the balance sheet.



$1,258.7 MM
ADC Limit
$75.0 MM
$1,183.7 MM
ADC Limit
$160.0 MM
$1,023.7 MM
Subject
Reserves
In-the-Money
Ceded Reserves
$307.1 MM
Consideration
$716.6 MM
Retention
Ground-Up
Retention
$716.6 MM
James River Retains 15% Co-participation

JAMES RIVER GROUP HOLDINGS, LTD.

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InvestorRelations@james-river-group.com